SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 15, 1997



                          KEYSTONE HERITAGE GROUP, INC.
             (Exact name of registrant as specified in its charter)



       Pennsylvania                    0-13775               23-2219740
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)



       555 Willow Street
      Lebanon, Pennsylvania                             17046
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:  (717) 274-6800



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.   Other Events.

          On August 15, 1997, Keystone Heritage Group, Inc., a Pennsylvania corporation ("Keystone"), and Fulton Financial Corporation, a Pennsylvania corporation ("Fulton"), entered into a Merger Agreement (the "Merger Agreement") providing for the merger of Keystone with and into Fulton, with Fulton being the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, all of the Common Shares of Keystone outstanding at the effective time of the Merger will be converted into and become 1.83 Common Shares of Fulton, subject to adjustment pursuant to the Merger Agreement. Fulton is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, having branch offices throughout the mid-Atlantic region of the United States.

          The closing of the transactions contemplated by the Merger Agreement is subject to customary conditions, including the receipt of necessary stockholder and regulatory approvals.

          In connection with the transactions contemplated by the Merger Agreement, Keystone and Fulton have entered into a Warrant Agreement dated as of August 15, 1997 (the "Warrant Agreement"), pursuant to which Keystone has granted Fulton a Warrant to purchase up to 981,740 Common Shares of Keystone, at a purchase price of $36.75 per share, subject to adjustment as provided therein (the "Warrant"). The Warrant is exercisable upon the occurrence of certain events, including certain transactions involving the acquisition of 25% or more of the Common Shares of Keystone. Keystone has granted Fulton certain registration rights in the Warrant Agreement with respect to the Common Shares of Keystone issuable upon exercise of the Warrant (the "Warrant Shares"). In addition, the Warrant Agreement provides for the repurchase or redemption of the Warrant or the Warrant Shares upon the occurrence of certain events.

          Also in connection with the transactions contemplated in the Merger Agreement, Lebanon Valley National Bank, a wholly-owned subsidiary of Keystone ("Lebanon"), has entered into Employment Agreements dated as of August 15, 1997 with each of Albert B. Murry, the current President and Chief Executive Officer of Lebanon ("Murry"), and Kurt A. Phillips, the current Executive Vice President and Chief Financial Officer of Lebanon ("Phillips"), pursuant to which Murry and Phillips shall each serve in their current positions, at their current salary levels and for a term of four years and three years, respectively, following the consummation of the Merger.

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Item 7.   Exhibits.

          Exhibit Number
          (Referenced to
          Item 601 of
          Regulation S-K)          Description of Exhibit

               2 Merger Agreement dated August 15, 1997 by and between Keystone Heritage Group, Inc. and Fulton Financial Corporation.

               4 Warrant dated August 15, 1997 by and between Keystone Heritage Group, Inc. and Fulton Financial Corporation.

               10.1 Warrant Agreement dated August 15, 1997 by and between Keystone Heritage Group, Inc. and Fulton Financial Corporation.

               10.2 Employment Agreement dated August 15, 1997 by and between Lebanon Valley National Bank and Albert B. Murry.

               10.3 Employment Agreement dated August 15, 1997 by and between Lebanon Valley National Bank and Kurt A. Phillips.


Schedules (and similar attachments) to Exhibits 2 and 10.1 are not being filed. The Registrant agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KEYSTONE HERITAGE GROUP, INC.



Date:  September 5, 1997               By:  /s/ Albert B. Murry
                                            --------------------
                                            Albert B. Murry,
                                            President and Chief
                                            Executive Officer


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                                  EXHIBIT INDEX


            Exhibit                Description of Exhibit

               2 Merger Agreement dated August 15, 1997 by and between Keystone Heritage Group, Inc. and Fulton Financial Corporation.

               4 Warrant dated August 15, 1997 by and between Keystone Heritage Group, Inc. and Fulton Financial Corporation.

               10.1 Warrant Agreement dated August 15, 1997 by and between Keystone Heritage Group, Inc. and Fulton Financial Corporation.

               10.2 Employment Agreement dated August 15, 1997 by and between Lebanon Valley National Bank and Albert B. Murry.

               10.3 Employment Agreement dated August 15, 1997 by and between Lebanon Valley National Bank and Kurt A. Phillips.


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